Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of CNB Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. N. Padget, Jr., Chief Executive Officer of the Company, and I, Danny F. Dukes, Chief Financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H. N. PADGET, JR.

H. N. Padget, Jr., President and C.E.O. (Principal Executive Officer)

/s/ DANNY F. DUKES

Danny F. Dukes, Senior Vice President, C.F.O. (Principal Financial and Accounting Officer)

August 12, 2003